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                                                                      EXHIBIT 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
Peoples Heritage Financial Group, Inc.:

         We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-22205, 33-22206, 33-80310, 333-17467, 333-46367,
333-49999, 333-70095, and 333-72909), on Form S-3 (Nos. 333-34931, 333-64845 and
333-67961) and Form S-4 (No. 333-61757) of Peoples Heritage Financial Group, Inc. (the "Company") of our report, dated June 4, 1999, relating to the consolidated balance sheets of the Company as of December 31, 1998 and 1997 and the related consolidated statements of income, changes in shareholders' equity and cash flows, for each of the years in the three-year period ended December 31, 1998, which report appears in the Current Report on Form 8-K of the Company dated June 10, 1999.


                                                              /s/ KPMG LLP


Boston, Massachusetts
June 9, 1999

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